UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 3, 2025

TRINITY CAPITAL INC.

(Exact name of Registrant as Specified in Its Charter)

Maryland	001-39958	35-2670395
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 N. 1st Street 3rd Floor Phoenix, Arizona	85004
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (480) 374-5350

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TRIN	Nasdaq Global Select Market
7.875% Notes Due 2029	TRINZ	Nasdaq Global Select Market
7.875% Notes Due 2029	TRINI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 – Entry into a Material Definitive Agreement

On July 3, 2025, Trinity Capital Inc. (the “Company”) and U.S. Bank Trust Company, National Association (the “Trustee”), entered into a seventh supplemental indenture (the “Seventh Supplemental Indenture”) to the indenture, dated as of January 16, 2020, between the Company and the Trustee (the “Base Indenture”; and together with the Seventh Supplemental Indenture, the “Indenture”), relating to the Company’s issuance of $125,000,000 aggregate principal amount of its 6.750% notes due 2030 (the “Notes”).

The Notes will mature on July 3, 2030, and may be redeemed in whole or in part at the Company’s option at any time prior to June 3, 2030 at par value plus a “make-whole” premium calculated in accordance with terms under the Indenture and at par on June 3, 2030 or thereafter. The Notes bear interest at a rate of 6.750% per year payable semi-annually on January 3 and July 3 of each year, commencing on January 3, 2026. The Notes are direct, general unsecured obligations of the Company that rank senior in right of payment to all of the Company’s existing and future indebtedness or other obligations that are expressly subordinated in right of payment to the Notes, rank pari passu with all existing and future unsecured unsubordinated indebtedness or other obligations issued by the Company, rank effectively junior to any of the Company’s secured indebtedness (including unsecured indebtedness that the Company later secures) to the extent of the value of the assets securing such indebtedness, and rank structurally junior to all existing and future indebtedness or other obligations (including trade payables) incurred by the Company’s subsidiaries, financing vehicles or similar facilities.

The Indenture contains certain covenants, including covenants requiring the Company to comply with the asset coverage requirements of Section 18(a)(1)(A) as modified by Section 61(a) of the Investment Company Act of 1940, as amended, or any successor provisions, but giving effect, in either case, to any exemptive relief granted to the Company by the Securities and Exchange Commission, and to provide financial information to the holders of the Notes and the Trustee if the Company should no longer be subject to the reporting requirements under the Securities Exchange Act of 1934, as amended. These covenants are subject to important limitations and exceptions that are described in the Indenture.

In addition, upon the occurrence of a “change of control repurchase event,” as defined in the Indenture, the Company will generally be required to make an offer to purchase the Notes at a price equal to 100% of the principal amount of such Notes plus accrued and unpaid interest to, but not including, the date of purchase.

The Notes were offered and sold in an offering registered under the Securities Act of 1933, as amended, pursuant to the Registration Statement on Form N-2 (File No. 333-275970) previously filed with the Securities and Exchange Commission, as supplemented by a preliminary prospectus supplement dated June 26, 2025, a final prospectus supplement dated June 26, 2025, and the pricing term sheet dated June 26, 2025. The transaction closed on July 3, 2025. The net proceeds to the Company were approximately $121.23 million, after deducting the underwriting discounts and estimated offering expenses. The Company intends to use the net proceeds to repay outstanding secured indebtedness under its credit agreement with KeyBank, National Association.

The foregoing descriptions of the Base Indenture, Seventh Supplemental Indenture and the Notes do not purport to be complete and are qualified in their entirety by reference to the full text of the Base Indenture, Seventh Supplemental Indenture and the form of global note representing the Notes, respectively, each filed as exhibits hereto and incorporated by reference herein.

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits:

Exhibit Number	Description

4.1	Indenture, dated as of January 16, 2020, by and between Trinity Capital Inc. and U.S. Bank Trust Company, National Association, as trustee (incorporated by reference to exhibit 4.3 to the Company’s Registration Statement on Form 10 filed on January 16, 2020).

4.2	Seventh Supplemental Indenture, dated as of July 3, 2025, between Trinity Capital Inc. and U.S. Bank Trust Company, National Association, as Trustee

4.3	Form of 6.750% Note Due 2030 (included as part of Exhibit 4.2)

5.1	Opinion of Dechert LLP

23.1	Consent of Dechert LLP (included as part of Exhibit 5.1)

104	Cover page interactive data file (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Trinity Capital Inc.

July 3, 2025	By:	/s/ Kyle Brown
		Name:	Kyle Brown
		Title:	Chief Executive Officer, President and Chief Investment Officer

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